Exhibit (H) under Form N-1A
                                  Exhibit (10) Under item 601/Reg S-K

                            Amendment No. 5 to

                                 Exhibit A
                                of the Plan

                              HIBERNIA FUNDS


      Hibernia Funds consists of the following, effective as of the dates set forth below:

Hibernia Capital Appreciation Fund - Class A Shares*    October 14, 1988

Hibernia Capital Appreciation Fund - Class B Shares    November 28, 1996

Hibernia Cash Reserve Fund - Class A Shares**           October 14, 1988

Hibernia Cash Reserve Fund - Class B Shares               March 10, 1998

Hibernia Louisiana Municipal Income Fund - Class A Shares***October 14, 1988

Hibernia Louisiana Municipal Income Fund - Class B SharesSeptember 10, 2001

Hibernia Mid-Cap Equity Fund - Class A Shares             March 10, 1998

Hibernia Mid-Cap Equity Fund - Class B Shares             March 10, 1998

Hibernia U.S. Government Income Fund                    October 14, 1988

Hibernia Total Return Bond Fund                       September 15, 1992

Hibernia U.S. Treasury Money Market Fund                    June 1, 1993



*Existing shares were redesignated as Class A Shares on September 11, 1996.

**Existing shares were redesignated as Class A Shares on March 10, 1998.

*** Existing shares were redesignated as Class A Shares on September 10,
2001

Dated:  September 10, 2001